EXHIBIT 10.44

COMMITMENT AGREEMENT

September 8, 2016 (the “Commitment Agreement Date”)

The Prudential Insurance Company of America (“Prudential”) is pleased to provide, on the following terms, the nonparticipating single premium group annuity contract, supported by an insulated separate account (the “Contract”) for the WestRock Company Consolidated Pension Plan (the “Plan”) in consideration of the mutual promises made and representations, warranties and covenants contained in this Commitment Agreement (this “Commitment Agreement”). For purposes of this Commitment Agreement, capitalized terms will have the meaning set forth throughout this Commitment Agreement or set forth in paragraph 11, as applicable. By signing this Commitment Agreement, Prudential, WestRock Company (the “Company”), and State Street Bank and Trust Company, for the purposes of this Commitment Agreement acting through State Street Global Advisors, a division of State Street Bank and Trust Company, acting solely in its capacity as the independent fiduciary of the Plan (the “Independent Fiduciary”), agree as follows:

1.
Closing. On the terms and subject to the conditions set forth in paragraph 9, the consummation of the Closing Date Transfers and the Contract Issuance (collectively, the “Closing”) will take place on *** if on such date all of the conditions set forth in paragraph 9 have been satisfied or waived, or if the Closing does not occur on ***, then such later date that is one business day after the conditions set forth in paragraph 9 have been satisfied or waived (the “Closing Date”). In addition to the actions specifically provided for elsewhere in this Commitment Agreement, each of the parties will cooperate with each other and use commercially reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part to consummate the Closing.

2.
Contract Issuance. Contemporaneously with Prudential’s receipt of the Closing Date Transfers, the Company and Prudential will each duly execute the Contract and Prudential will issue and deliver to the Company the Contract (the “Contract Issuance”).

a.	Group Annuity Contract. The Contract will be in substantially the form of the group annuity contract attached hereto as Schedule 1.

b.
Necessary Data. In order for Prudential to issue the Contract, (i) the Company has delivered or caused to be delivered to Prudential on *** a data file in exactly the same form as the Base File that reflects with respect to each entry on the Base File the social security or federal taxpayer identification number of such entry (the “Annuity Exhibit File”) and the information necessary for Prudential to draft provisions of the Contract and administer the payments thereunder and (ii) the Company will deliver or cause to be delivered to Prudential on or before *** the Final Production Data File described in Schedule 5. The annuity exhibit will not include any natural person designated as a payee in the Contract for which Prudential has not been provided each of the following: (1) name, (2) gender, (3) date of birth and (4) social security or federal taxpayer identification number.

c.
Plan of Operations. Prudential will use commercially reasonable efforts to obtain approval from The State of New Jersey Department of Banking and Insurance with respect to the Plan of Operations prior to the Closing.

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3.
Closing Premium Amount and Closing Date Transfers. At the Closing, the Independent Fiduciary will irrevocably direct the Plan Trustee to (x) assign, transfer and deliver *** to Prudential all rights, title and interests in and to each *** set forth on ***, and (y) pay to Prudential an amount in Cash equal to the excess, if any, of the Closing Premium Amount over the Transferred Asset Valuation ((x) and (y), collectively, the "Closing Date Transfers"). If on or following the Closing Date the Plan Trustee ***, then Prudential and the Independent Fiduciary shall cooperate in good faith to cause any such *** to be made to the correct party.

a.
Closing Premium Amount. On the Closing Date (but prior to the Closing), Prudential will deliver to the Company a calculation of the Closing Premium Amount. The “Closing Premium Amount” shall equal the *** and the related defined terms will be (i) calculated by Prudential pursuant to and as provided for in reasonable detail in *** that was delivered by Prudential to the Company in an email at *** (the “Workbook”) and (ii) defined herein or in the Workbook, as applicable. The Workbook is incorporated by reference and made a part of this Commitment Agreement as if set forth fully in this Commitment Agreement.

b.
***. After the close of business on ***, the Company will deliver or cause to be delivered to Prudential an *** Schedule 2 which *** because it is ***, and that provides the *** as of the close of business on the business day prior to the Closing Date for each Schedule 2 Asset listed after any such ***, if applicable (which includes the information in columns J, K, L and N of Schedule 2) (“***”). Prudential will produce the “Cash and Transferred Assets Schedule” to the Contract based on ***

c.	***

d.
***. After the close of business on ***, the Company will provide or cause to be provided to Prudential *** information in the form of Schedule 4 with respect to *** (including any ***) and reflecting all *** as of such date.

e.
***. By written notice to the other party on or before the fifth business day following the Closing Date, the Company or Prudential may *** and the parties will work in good faith for eight business days following the notice date to agree on which, if any, ***. If the Company and Prudential agree that *** within such eight business days, then, on or before the fifteenth business day following the Closing Date, the Independent Fiduciary will irrevocably direct the Plan Trustee to pay Prudential an amount, in Cash, equal to ***, and, simultaneously with receipt of such payment from the Plan Trustee, Prudential will ***. Simultaneously with such payment and return, the parties will amend the Contract to reflect ***. If the Company and Prudential cannot resolve any dispute with respect to any *** on or before the eighth business day following any notice date, then either party may immediately commence an arbitration dispute.

f.
Additional Actions with respect to Assets. The Independent Fiduciary will direct the Plan Trustee to promptly give or cause to be given all notices that are required, under applicable law and the terms of each *** in connection with the sale, assignment, transfer and delivery of the *** on the Closing Date. The Independent Fiduciary will direct the Plan Trustee to and Prudential will promptly execute, deliver, record or file or cause to be executed, delivered, recorded or filed any and all releases, affidavits, waivers, notices or other documents that the Plan Trustee or Prudential may reasonably request in order to implement the transfer of the *** to Prudential.

g.	Allocation of Closing Date Transfers. Upon the Contract Issuance, Prudential will allocate the Closing Date Transfers into its insulated separate account.

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h.
Available Assets. The Company will cause the Plan Trust to have sufficient Cash or other assets (whether by means of a Cash contribution or otherwise) to enable the Plan Trustee to pay all amounts that it is directed to pay to Prudential by the Independent Fiduciary pursuant to this Commitment Agreement.

4.	Public Announcements and Other Communications.

a.
Press Releases. From the Commitment Agreement Date through the Closing Date, the Company and Prudential each may make such public written or oral statements related to the transactions contemplated by this Commitment Agreement as it deems necessary or appropriate, in its sole discretion. However, each such party will seek to give the other party (and the Independent Fiduciary, to the extent the statement references the Independent Fiduciary or its role, duties or conclusions) a reasonable opportunity to review and comment on such statements in advance to the extent practicable and the party will consider any comments made by such other party in good faith, it being understood that neither the Company nor Prudential (nor the Independent Fiduciary) will have any right of approval over public statements by the other party, provided that each such party making public statements will accept reasonable requests by the other party (and the Independent Fiduciary) to not include commercially sensitive information in such statements.

b.
No Prudential Communications. From the Commitment Agreement Date until the issuance of an annuity certificate by Prudential to an annuitant, other than as provided for in this Commitment Agreement, without the Company’s prior written consent, (i) Prudential will cause the employees of its retirement services business unit not to initiate any contact or communication with any participant or beneficiary of the Plan in connection with any transactions other than those transactions contemplated by this Commitment Agreement and (ii) Prudential will not, and will cause all of its affiliates not to, provide any of their respective insurance agents, wholesalers, retailers or other representatives with any contact information of such participants and beneficiaries of the Plan obtained from the Company or any of its representatives in connection with the transactions contemplated by this Commitment Agreement, except for those representatives of Prudential or any of their respective affiliates who need to know such information for purposes of the transactions contemplated by this Commitment Agreement and agree to comply with the requirements of this Commitment Agreement. However, this paragraph 4.b. will not restrict employees of Prudential’s retirement services business unit from contacting any participant or beneficiary of the Plan in connection with, or to facilitate, Prudential’s performance of its obligations under the Contract, the annuity certificates or this Commitment Agreement. Until the issuance of an annuity certificate by Prudential to an annuitant, other than as provided for in this Commitment Agreement, if any participant or beneficiary of the Plan contacts an employee of Prudential’s retirement services business unit, Prudential and the Company will cooperate to coordinate a response to such participant or beneficiary of the Plan.

c.
SEC Filings. If the Company concludes that disclosure of this Commitment Agreement is required by the rules of the Securities and Exchange Commission (“SEC”), (i) the Company and Prudential will cooperate to make an application by the Company with the SEC for confidential treatment of information relating to the pricing of the Contract and such other information as the Company and Prudential mutually conclude is competitively sensitive from the perspective of the Company or Prudential or otherwise merits

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confidential treatment and (ii) the Company will include Prudential in any material correspondence (written or oral) with the SEC regarding such application for confidential treatment, and the Company and Prudential will otherwise reasonably cooperate in connection with such application, including by the Company proposing to redact confidential portions of documents as to which the SEC staff seeks disclosure.

5.	Welcome Kit and Annuity Certificates.

a.
Cooperation. Prudential, the Company, and the Independent Fiduciary will cooperate in good faith to agree on communications to be provided prior to the Data Finalization Date to annuitants, including the Welcome Kit and the annuity certificates; provided, however, that the annuity certificates shall provide that the annuitant has the right to enforce all provisions of the Contract, including provisions with respect to such annuitant’s annuity payments under the Contract, solely against Prudential and against no other person including the Plan, the Company, or any affiliate thereof.

b.
Welcome Kit. On or before ***, Prudential will mail a welcome kit to annuitants (the “Welcome Kit”). Prudential will send a preliminary draft of the Welcome Kit to the Company and the Independent Fiduciary as soon as practicable and Prudential will consider in good faith any comments made by the Company or the Independent Fiduciary on or before five business days after they receive the preliminary draft of the Welcome Kit from Prudential.

c.
Annuity Certificates. Prudential will use commercially reasonable efforts to obtain all regulatory approvals that are necessary for the issuance of any annuity certificate. Prudential will mail an annuity certificate to each annuitant a minimum of between *** days following the mailing of the Welcome Kit, subject to receiving regulatory approvals for any such annuity certificate, if needed. To the extent that any changes are made to the forms of annuity certificate or the related benefit terms after the Company, Prudential and the Independent Fiduciary have agreed on the forms of annuity certificates to be filed and the related benefit terms, the mailing of an annuity certificate to each applicable annuitant shall be extended by the number of days elapsed since the Company, Prudential and the Independent Fiduciary had first agreed on the form of such annuity certificate and the related benefit terms.

6.	Administration and Transfer.

a.
Administrative Transition. The Company will provide or cause to be provided to Prudential the information reasonably needed to administer the payments under the Contract and will complete or cause to be completed all processes set forth in Schedule 5 required of the Company, or to be carried out by any affiliates, representatives, or service providers of the Company or the Plan or Plan Trustee. The Company and Prudential will use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things necessary to coordinate the takeover by Prudential of all administration responsibilities necessary to effectively provide recordkeeping and administration services regarding payments under the Contract commencing on ***. The Company will provide Prudential with final census data in good order on or before *** in order for Prudential to provide recordkeeping and administration services regarding payments under the Contract commencing on ***. The Company and Prudential agree to cooperate with each other in the takeover of such recordkeeping and administration

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services, including that the Company shall cooperate with Prudential to ensure any third-party service provider provides Prudential with any information or records relating to the Plan benefits and the annuitants (and any other payee designated in the Contract) in its possession that Prudential reasonably requires to perform such services, including any information or records set forth in Schedule 5.

b.
Transition Services Agreement. Each of the Company and Prudential will use commercially reasonable efforts to take all actions and do all things necessary to coordinate and allow for the provision of recordkeeping and administration services regarding payments under any Transition Services Agreement. Without limiting the generality of the foregoing, the Company will use commercially reasonable efforts to assist Prudential in reaching agreement with any prospective party to the Transition Services Agreement, including in connection with the negotiation of the definitive Transition Services Agreement in a form reasonably acceptable to Prudential.

c.
Call Center and Company Contact. Prudential will maintain, at its cost and expense, a toll-free phone number and/or a website (the “Call Center”) which will be available starting from *** to annuitants for annuitants (or any other payee designated in the Contract) to contact Prudential with questions related to the Contract and the annuity certificates. For a period of five years following the Closing Date, the Company will maintain, at its cost and expense, a point of contact (the “Company Contact”) that will be available from and after the Closing Date and to which Prudential may refer annuitants (or any other payee designated in the Contract) who pose questions related to their Plan benefits. In the event that an annuitant (or any other payee designated in the Contract) contacts the Company with questions related to the Contract and the annuity certificates, the Company may refer the annuitant or payee to the Call Center. In the event that an annuitant (or any other payee designated in the Contract) contacts Prudential with questions related to their Plan benefits, Prudential may refer the annuitant or payee to the Company Contact.

7.	***. The Company, Prudential and the Independent Fiduciary will cooperate in good faith so that Prudential can calculate each *** subject to the following acknowledgements, limitations and conditions:

a.
True-Up Files. Twenty business days before the Interim Post-Closing True-Up Payment Date and the Final Post-Closing True-Up Payment Date, Prudential will send to the Company, *** pursuant to paragraph 2.b. above (for the ***), and the Interim True-Up File (for the ***), reflecting, in each case, any *** known to Prudential as of the Interim Data Finalization Date (for the ***) (the “Interim True-Up File”) and for the period from the Interim Data Finalization Date to the Data Finalization Date (for the ***) (the “Final True-Up File”).

b.	*** and Annuity Exhibit.

i.
To the extent that the Company discovers or has any *** and before the Interim Data Finalization Date (for the ***) and after the Interim Data Finalization Date and before the Data Finalization Date (for the ***), the Company will provide written notice of such *** as promptly as reasonably practicable to Prudential. Prudential will only be responsible for incorporating *** into the *** that have been delivered by the Company on or before the applicable date referenced in the prior sentence and, subject to any limitations on incorporating such *** into the applicable *** set forth in Schedule 6. Any updates to the data included in the Final True-Up File not known to Prudential before the Data Finalization Date will be governed by the Contract.

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ii.
Ten business days before the applicable True-Up Date, Prudential will deliver to the Company the revised annuity exhibit utilizing and consistent with the applicable True-Up File and reflecting any *** in accordance with Schedule 6. Six business days before the applicable True-Up Date, the Company will respond to Prudential with any questions on the revised annuity exhibit. Prudential and the Company will cooperate in good faith to resolve any discrepancies on or before the fourth business day before the applicable True-Up Date and Prudential will reflect in the revised annuity exhibit any changes that have been agreed to on or before such fourth business day. The revised annuity exhibit will not include any natural person designated as a payee in the Contract for which Prudential has not been provided each of the following: (I) name, (II) gender, (III) date of birth and (IV) social security or federal taxpayer identification number.

c.	*** Calculations. On or before the applicable True-Up Date, Prudential will send the calculation of the applicable *** to the Company.

d.
*** Payments. Each applicable *** will be paid on the applicable True-Up Date as follows: (i) if the *** is a positive number, then the Independent Fiduciary will irrevocably direct the Plan Trustee to pay to Prudential an amount, in Cash, equal to the *** or (ii) if the *** is a negative number, then Prudential will pay to the Plan Trustee an amount, in Cash, equal to the absolute value of the ***. Upon payment of each ***, the Company and Prudential will amend the Contract on the applicable True-Up Date to reflect such *** and payment thereof and the revised annuity exhibit.

8.	Representations and Warranties.

a.	Company Representations and Warranties. The Company hereby represents and warrants to Prudential and the Independent Fiduciary as of the Commitment Agreement Date and as of the Closing Date that:

i.
Due Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement and the transactions contemplated hereunder makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. The Company has all requisite power and authority to enter into and carry out its obligations under this Commitment Agreement and to consummate the transactions contemplated to be undertaken by the Company in this Commitment Agreement.

ii.
Accuracy of Information. Notwithstanding anything to the contrary in the Company NDA, to the Company’s knowledge, (I) the mortality experience data file provided by or on behalf of the Company to Prudential identified on Schedule 7 did not contain any misstatements or omissions that were, in the aggregate, material, and (II) the data in respect of benefit amounts, forms of annuities and the census data for date of birth, date of death, state of residence, gender, plan indicator, lump-sum indicator or years of service, in each case, with respect to the annuitants or contingent annuitants that was furnished by or on behalf of the Company to Prudential, was not generated using any materially incorrect systematic assumptions or material omissions.

iii.	Plan Investments. There are no commingled investment vehicles that hold Plan Assets, the units of which are or will be Plan Assets involved in the transactions contemplated by this

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Commitment Agreement. No Plan Assets that are or will be involved in the transactions contemplated by this Commitment Agreement are or will be managed by any investment manager listed on Schedule 8, and no investment advisor listed on Schedule 8 renders investment advice (within the meaning of ERISA § 3(21)(A)(ii)) with respect to those assets. The Plan Assets that are or will be involved in the transactions contemplated by this Commitment Agreement will, immediately prior to the Closing, be exclusively managed by Goldman Sachs Asset Management. Goldman Sachs Asset Management has not engaged and will not engage any sub-managers or advisors with respect to its management of the Plan Assets that are or will be involved in the transactions contemplated by this Commitment Agreement. Investment advice (within the meaning of ERISA § 3(21)(A)(ii)) with respect to the Plan Assets that are or will be involved in the transactions contemplated by this Commitment Agreement will, immediately prior to the Closing, be exclusively rendered by Goldman Sachs Asset Management and Mercer Investment Consulting, Inc.

iv.
Compliance with ERISA. The Plan Trust is maintained under and is subject to ERISA and, to the Company’s knowledge, is in compliance with ERISA in all material respects. To the Company’s knowledge, no event has occurred that is reasonably likely to result in the Plan losing its status as qualified by the Code for preferential tax treatment under Code §§ 401(a) and 501(a). All Plan amendments necessary to effect the transactions contemplated by this Commitment Agreement and all other agreements it contemplates have been duly executed and, to the extent that they require authorization by the Company, have been, or will be by the Closing Date, duly authorized and made by the Company.

v.
Independent Fiduciary. The Independent Fiduciary has been duly appointed as independent fiduciary of the Plan with respect to the purchase of one or more group annuity contracts to (I) be the sole fiduciary responsible for selecting one or more insurers to provide annuities in accordance and compliance with the ERISA Requirements, (II) determine whether the transactions contemplated by this Commitment Agreement and in the Contract satisfy ERISA, (III) represent the interests of the Plan and its participants and beneficiaries in connection with the negotiation of a commitment agreement and, to the extent set forth in the IF Engagement Letter, the terms of any agreements with Prudential, including the Contract and the annuity certificates, (IV) direct the Plan Trustee on behalf of the Plan to transfer the Closing Date Transfers in connection with the consummation of the transactions contemplated by this Commitment Agreement and any amounts required pursuant to paragraphs 3.e. and 7.d. and (V) take all other actions on behalf of the Plan necessary to effectuate the foregoing to the extent set forth in the IF Engagement Letter.

vi.
Plan Trustee is Directed Trustee. The Plan Trustee has been duly appointed as the directed trustee of the Plan Trust and is obligated to follow the Independent Fiduciary’s directions to effectuate and consummate the transactions contemplated by this Commitment Agreement and the IF Engagement Letter.

vii.
No Commissions. No fees, commissions or payments are or will be owed by the Company to any individual or entity in connection with the transactions contemplated by this Commitment Agreement and all other agreements it contemplates for which any other party, or its respective affiliates or representatives, could be liable.

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viii.
Enforceability. This Commitment Agreement is duly executed and delivered by the Company, and is a valid and binding obligation of the Company and enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (such exceptions, as applicable to any person, the “Enforceability Exceptions”). The execution, delivery and performance of this Commitment Agreement by the Company, and the consummation by the Company of the transactions contemplated to be undertaken by the Company do not, provided that the representations in paragraph 8.b.iii are true and correct in all material respects as of the Closing Date, (1) violate or conflict with any law or order of any governmental authority applicable to the Company, (2) require any governmental approval (3) violate or conflict with any law or order of any governmental authority applicable to any provision of the Plan and any documents and instruments governing the Plan as contemplated under ERISA § 404(a)(1)(D) (the “Plan Governing Documents”) or (4) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which the Company is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Commitment Agreement. The execution, delivery and performance of this Commitment Agreement by the Company, and the consummation by the Company and the Independent Fiduciary of the transactions contemplated to be undertaken by the Company and the Independent Fiduciary do not violate or conflict with the Plan Governing Documents, except where the occurrence of any of the foregoing would not have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Commitment Agreement.

b.
Independent Fiduciary Representations and Warranties. The Independent Fiduciary hereby represents and warrants to the Company and Prudential as of the Commitment Agreement Date and the Closing Date that:

i.
Due Organization, Good Standing and Corporate Power. The Independent Fiduciary is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Independent Fiduciary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement and the transactions contemplated hereunder makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. The Independent Fiduciary has all requisite power and authority to enter into and carry out its obligations under this Commitment Agreement and to consummate the transactions contemplated to be undertaken by the Independent Fiduciary in this Commitment Agreement.

ii.	Independent Fiduciary Compliance with ERISA.

1.	The Independent Fiduciary meets the requirements of, and in the transactions contemplated by this Commitment Agreement is acting as, an “investment manager” under

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ERISA § 3(38), and further constitutes a “qualified professional asset manager” under the U.S. Department of Labor Prohibited Transaction Class Exemption 84-14 solely with respect to the transfer of assets to Prudential in connection with the transactions contemplated by this Commitment Agreement and the Contract (but not the selection of such assets or the management of such assets prior to the transfer).

2.
The Independent Fiduciary has accepted, and has not rescinded or terminated, its designation as the sole fiduciary of the Plan with authority to select one or more insurers to issue one or more group annuity contracts in the IF Engagement Letter (a true and correct copy of which has been provided to Prudential, except that the fees to be paid to Independent Fiduciary have been redacted), and the Independent Fiduciary reaffirms its fiduciary status as set forth in the IF Engagement Letter.

3.
The Independent Fiduciary has accepted, and has not rescinded or terminated, appointment as independent fiduciary of the Plan to (i) be the sole fiduciary responsible for selecting one or more insurers to provide annuities in accordance and compliance with the ERISA Requirements, (ii) determine whether the transactions contemplated by this Commitment Agreement and in the Contract satisfy ERISA, (iii) represent the interests of the Plan and its participants and beneficiaries in connection with the negotiation of a commitment agreement and the terms of any agreements with Prudential, including the Contract and the annuity certificates, (iv) direct the Plan Trustee on behalf of the Plan to transfer the Closing Date Transfers in connection with the consummation of the transactions contemplated by this Commitment Agreement and any amounts required pursuant to paragraphs 3.e. and 7.d. and (v) take all other actions on behalf of the Plan necessary to effectuate the foregoing to the extent set forth in the IF Engagement Letter.

4.
The Independent Fiduciary is fully qualified and has the requisite expertise together with its reliance on its consultant, AON Hewitt Investment Consulting, Inc. and its counsel, K&L Gates LLP, to serve as an independent fiduciary in connection with the transactions contemplated by this Commitment Agreement, and it is independent of the Company and Prudential within the meaning of 29 C.F.R. § 2570.31(j).

iii.	ERISA Related Determinations.

1.
The Independent Fiduciary has selected Prudential to issue the Contract as set forth in this Commitment Agreement and such selection, the transactions contemplated by this Commitment Agreement, the Transition Services Agreement and the Contract (including its terms) each satisfies the ERISA Requirements.

2.
If an Independent Fiduciary MAC has not occurred between the Commitment Agreement Date and the Closing Date or, if an Independent Fiduciary MAC has occurred but is not continuing on the Closing Date, the selection of Prudential to provide the Contract, the terms of the Contract and the Plan’s use of assets for the purchase of the Contract as contemplated by this Commitment Agreement will satisfy the ERISA Requirements as of the Closing Date.

3.	The transactions contemplated by this Commitment Agreement and the purchase of the Contract do not result in a Non-Exempt Prohibited Transaction, provided that the

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representations in paragraph 8.a.iii. and 8.c.iii. are true and correct in all material respects as of the Closing Date.

4.
The Plan Trust (I) will receive no less than “adequate consideration” for the Transferred Assets and (II) will pay no more than “adequate consideration” for the Contract, in each case within the meaning of “adequate consideration” under ERISA § 408(b)(17)(B) and Code § 4975(f)(10).

iv.
No Commissions. No fees, commissions or payments are or will be owed by the Independent Fiduciary to any individual or entity in connection with the transactions contemplated by this Commitment Agreement and all other agreements it contemplates for which any other party, or its respective affiliates or representatives, could be liable.

v.
Enforceability. This Commitment Agreement is duly executed and delivered by the Independent Fiduciary, and is a valid and binding obligation of the Independent Fiduciary and enforceable against the Independent Fiduciary in accordance with its terms, subject to the Enforceability Exceptions. The execution, delivery and performance of this Commitment Agreement by the Independent Fiduciary, and the consummation by the Independent Fiduciary of the transactions contemplated to be undertaken by the Independent Fiduciary do not (1) violate or conflict with the certificates or articles of incorporation, bylaws, code of regulations, or the comparable governing documents of the Independent Fiduciary, (2) violate or conflict with any law or order of any governmental authority applicable to the Independent Fiduciary, (3) require any governmental approval, (4) violate or conflict with any law or order of any governmental authority applicable to any provision of the Plan Governing Documents or (5) require any consent of or other action by any person.

c.	Prudential Representations and Warranties. Prudential hereby represents and warrants to the Company and the Independent Fiduciary as of the Commitment Agreement Date and as of the Closing Date that:

i.
Due Organization, Good Standing and Corporate Power. Prudential is a life insurance company, duly organized, validly existing and in good standing under the laws of the State of New Jersey. Prudential is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement and the transactions contemplated hereunder makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. Prudential has all requisite power and authority to enter into and carry out its obligations under this Commitment Agreement and to consummate the transactions contemplated to be undertaken by Prudential in this Commitment Agreement.

ii.	Compliance with Laws. The business of insurance conducted by Prudential has been and is being conducted in material compliance with applicable laws.

iii.
Relationship to the Plan. Prudential is not (1) a trustee of the Plan (other than a non-discretionary trustee who does not render investment advice with respect to any assets of the Plan), (2) a plan administrator (within the meaning of ERISA § 3(16)(A) or (3) an employer any of whose employees are covered by the Plan. Schedule 8 sets forth a true and complete list of (I) Prudential and Prudential’s affiliates that are investment managers within the meaning of ERISA § 3(38) and (II) without duplication of clause (I), Prudential and Prudential’s affiliates that are

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registered as investment advisers under the Investment Advisers Act of 1940; provided, however, that solely with respect to the representation and warranty as to Schedule 8 to be made by Prudential on and as of the Closing Date, Prudential may update Schedule 8 through the Closing Date by providing a written update to the Company so that the information included therein is current on and as of the Closing Date. Neither Goldman Sachs Asset Management nor Mercer Investment Consulting, Inc. is an affiliate of Prudential.

iv.
No Post-Closing Liability. Following the Closing, the Plan and the Company and their respective affiliates and representatives will not have any liability to pay any annuity payment under the Contract.

v.	RBC Ratio. As of the Commitment Agreement Date, to Prudential’s knowledge no *** has occurred and is continuing that would be expected to cause Prudential’s most recent *** RBC Ratio to ***.

vi.	Market Sophistication. Prudential is a sophisticated investor with experience in the purchase of publicly traded debt of the type to be included in the Transferred Assets.

vii.
No Commissions. No fees, commissions or payments are or will be owed by Prudential to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and all other agreements it contemplates for which any other party, or its respective affiliates or representatives, could be liable.

viii.
Enforceability. This Commitment Agreement is duly executed and delivered by Prudential, and is a valid and binding obligation of Prudential and enforceable against Prudential in accordance with its terms, subject to the Enforceability Exceptions. The execution, delivery and performance of this Commitment Agreement by Prudential, and the consummation by Prudential of the transactions contemplated to be undertaken by Prudential do not (1) violate or conflict with any provision of its certificates or articles of incorporation, bylaws, code of regulations, or the comparable governing documents, (2) except for the filings and approvals of state insurance governmental authorities in the states listed on Schedule 9, violate or conflict with any law or order of any governmental authority applicable to Prudential, or (3) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which Prudential is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on Prudential’s ability to consummate the transactions contemplated by this Commitment Agreement. No filing or approval is required to issue the annuity certificates in accordance with the Contract, other than any filing made or approval received as of the date of this Commitment Agreement and filings with and approvals of state insurance governmental authorities in the states listed on Schedule 9.

ix.
The Contract. The Contract, when executed contemporaneously with the completion of the Closing Date Transfers, will be duly executed and delivered by Prudential and will be a valid and binding obligation of Prudential and enforceable against Prudential by the contract-holder, and each annuitant, contingent annuitant and beneficiary in accordance with its terms, subject to the Enforceability Exceptions. No governmental approval is required for Prudential to issue the Contract. After contract-holder ceases to exist, or notifies Prudential that it will cease to perform its obligations under the Contract, the Contract will remain a valid and binding obligation of Prudential

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and enforceable against Prudential by each annuitant, contingent annuitant and beneficiary in accordance with its terms, subject to the Enforceability Exceptions. At all times, the right to a benefit under the Contract, in accordance with the Contract’s terms, will be enforceable by the sole choice of the annuitant, contingent annuitant or beneficiary to whom the benefit is owed by the Contract, subject to the Enforceability Exceptions.

9.
Conditions to Closing. The parties’ obligations to consummate the transactions contemplated by this Commitment Agreement in connection with the Closing, including the Independent Fiduciary’s obligation to direct the Plan Trustee to consummate transactions contemplated by this Commitment Agreement, are subject to satisfaction or, other than the condition set forth in paragraph 9.a. which cannot be waived, waiver of the following conditions as follows: the Company’s obligations are subject to the conditions set forth in paragraphs 9.a., 9.d. and 9.e., Prudential’s obligations are subject to the conditions set forth in paragraphs 9.b., 9.c., 9.d. and 9.e. and the Independent Fiduciary’s obligations are subject to the conditions set forth in paragraphs 9.a. and 9.d:

a.
The Independent Fiduciary will have confirmed that the transactions contemplated by this Commitment Agreement continue to satisfy the ERISA Requirements because an Independent Fiduciary MAC has not occurred or, if an Independent Fiduciary MAC has occurred, it is not continuing on the Closing Date,

b.	The Company has delivered or caused to be delivered the Annuity Exhibit File, *** and the delivery pursuant to paragraph 3.d.,

c.	The Company shall have executed and delivered the Transition Services Agreement in a form that is reasonably acceptable to Prudential,

d.
No order, decision, injunction (preliminary or otherwise) or judgment entered, issued, made or rendered by any governmental authority will be in effect that prohibits consummation of any of the transactions contemplated by this Commitment Agreement and no action initiated against any party hereto or the Plan or any of its fiduciaries by a governmental authority that seeks to enjoin the consummation of the transactions contemplated by this Commitment Agreement or that otherwise asserts the transactions contemplated by this Commitment Agreement violate applicable law will have been filed or commenced and then be pending, and

e.	Prudential shall have received approval from The State of New Jersey Department of Banking and Insurance with respect to the Plan of Operations.

No party to this Commitment Agreement may rely on the failure of any condition to its obligation to consummate the transactions contemplated hereby set forth in this paragraph 9 to be satisfied if such failure was caused by such party’s breach of its covenants hereunder.

10.	Termination.

a.	Termination. This Commitment Agreement may be terminated at any time before the Closing by the Company or Prudential:

i.	if the Closing has not occurred by or on *** (the “Outside Date”), provided that such right to terminate this Commitment Agreement will not be available to a party to this Commitment

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Agreement if any of its actions or failures to perform any of its obligations under this Commitment Agreement resulted in the failure of the Closing to occur on or before the Outside Date;

ii.
if the other party has materially breached its obligations with respect to this Commitment Agreement and not cured the breach within 30 days after written notice by the non-breaching party (without limiting any other rights of the non-breaching party); or

iii.	by mutual agreement between the Company and Prudential.

b.
Effect of Termination and Survival. If this Commitment Agreement is terminated pursuant to this paragraph 10, all rights and obligations of the parties under this Commitment Agreement will terminate upon such termination and will become null and void, except that paragraph 11 (Definitions), paragraph 12 (Miscellaneous) and this paragraph 10.a. (Effect of Termination and Survival) will survive any such termination and no party will otherwise have any liability to any other party under this Commitment Agreement. However, nothing in this paragraph 10.a. will relieve any party from liability for any fraud or willful and material breach of this Commitment Agreement.

11.	Definitions. For purposes of this Commitment Agreement, the following defined terms will have the following meanings:

a.	“Accrued Interest” means***.

b.	***

c.	“***” is defined in Schedule 3.

d.	“***

e.	“Base File” means the data file as of ***, as was sent to Prudential via the Mercer Pension Exchange Link at ***

f.	“Base Premium Amount” means $***.

g.	“***” means ***.

h.	“Cash” means a wire transfer, through the Federal Reserve System, of currency of the United States of America.

i.	“Code” means the Internal Revenue Code of 1986 and the applicable Treasury Regulations issued thereunder.

j.	“***” is defined in Schedule 6.

k.	“Data Finalization Date” has the meaning ascribed to such term in the Contract.

l.	“***”.

m.	“ERISA” means Employee Retirement Income Security Act of 1974, as amended, and any federal agency regulations promulgated thereunder that are currently in effect and applicable.

n.	“ERISA Requirements” means all of the applicable requirements of ERISA and applicable guidance promulgated thereunder, including Interpretive Bulletin 95-1.

o.
“Fair Market Value” means the *** in an amount equal to the *** as indicated (i) by the primary pricing source set forth in the table below that corresponds to the applicable asset class of such ***, (ii) if such primary pricing source is not available or no fair market value is indicated by such primary pricing source for such ***, by the secondary pricing source set forth in the table below that corresponds to the applicable asset class of such ***, or (iii) if neither such primary nor secondary pricing source is available

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or no fair market value is indicated by either such source for such ***, by the tertiary pricing source, if any, set forth in the table below that corresponds to the applicable asset class of such ***. For any applicable pricing source, the *** will be used.

***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

p.	“***” is defined in and calculated pursuant to the *** of the Workbook.

q.	“***” means ***.

r.	“***.

s.	“IF Engagement Letter” means the engagement letter, dated July 1, 2016, by and between the WestRock Company Retirement Plan Investment Committee and the Independent Fiduciary.

t.
“Independent Fiduciary MAC” means (i) the occurrence of a material adverse change, as determined in the Independent Fiduciary’s sole discretion, in or directly affecting Prudential after the Commitment Agreement Date that would cause the selection of Prudential and the purchase of the Contract to fail to satisfy ERISA Requirements, or (ii) the occurrence of a change in ERISA Requirements after the Commitment Agreement Date that would cause the selection of Prudential and the Plan’s purchase of the Contract to fail to satisfy ERISA Requirements.

u.	***

v.	***

w.	“Interim Data Finalization Date” means 20 business days before the Interim Post-Closing True-Up Payment Date.

x.	“***” is defined in and calculated pursuant to the *** of the Workbook.

y.	“Interim Post-Closing True-Up Payment Date” means ***.

z.	“knowledge” means actual knowledge after making appropriate inquiry.

aa.	“Lien” means any lien, mortgage, security interest, pledge, deposit, encumbrance, restrictive covenant or other similar restriction.

ab.	“***.

ac.	“Non-Exempt Prohibited Transaction” means a transaction prohibited by ERISA § 406 or Code § 4975, for which no statutory exemption or U.S. Department of Labor class exemption is available.

ad.	“Permitted Liens” means:

i.
any Liens created by operation of law in respect of restrictions on transfer of securities (other than restrictions relating to the transfer of a Transferred Asset on the Closing Date in violation of applicable law); or

ii.	with respect to any Transferred Asset, any transfer restrictions or other limitations on assignment, transfer or the alienability of rights under any indenture, debenture or other similar governing

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agreement to which such assets are subject (other than restrictions relating to the transfer of such an asset on the Closing Date in violation of any such restriction).

ae.	“Plan Asset” means an asset of the Plan within the meaning of ERISA.

af.	“Plan of Operations” means the Essentials of Method of Operations and Constraints for the WestRock Company Portfolio Protected Buy-Out Separate Account.

ag.	“Plan Trust” means WestRock Company Master Retirement Trust.

ah.	“Plan Trustee” means The Northern Trust Company, in its capacity as the directed trustee of the Plan Trust, and any successor thereto.

ai.
“*** RBC Ratio” means, as of a day of determination, *** by Prudential in its sole discretion of the *** of Prudential as of ***, which will be calculated in a manner consistent with *** utilizing the same formula as the National Association of Insurance Commissioners (“NAIC”), as well as any prescribed or permitted practices approved by the applicable state regulator(s) and changes adopted or expected to be adopted by the NAIC.

aj.	“***.

ak.	“***.

al.	“Schedule 2 Asset” means each asset listed from time to time on Schedule 2, including ***.

am.	“***.

an.	“Transferred Asset” means each *** transferred pursuant to paragraph 3 and received by Prudential. Until valid title to an *** has transferred to Prudential, such asset is not a Transferred Asset.

ao.	“***

ap.	“Transferred Asset Valuation” means the sum of the *** for each Transferred Asset.

aq.
“Transition Services Agreement” means the agreement, substantially in the form of Schedule 10, to be entered into between Prudential and the Company to provide for the payments due under the Contract from ***.

ar.	“True-Up Date” means the Interim Post-Closing True-Up Payment Date or the Final Post-Closing True-Up Payment Date, as applicable.

as.	“***

Capitalized terms defined elsewhere in this Commitment Agreement will have the meanings provided elsewhere.

12.
Miscellaneous. The parties each hereby acknowledge that they jointly and equally participated in the drafting of this Commitment Agreement and all other agreements it contemplates, and no presumption will be made that any provision of this Commitment Agreement will be construed against any party by reason of such role in the drafting of this Commitment Agreement or any other agreement contemplated hereby. The Schedules to this Commitment Agreement are incorporated by reference and made a part of this Commitment Agreement as if set forth fully in this Commitment Agreement.

This Commitment Agreement will be governed by, construed and interpreted in accordance with the laws of the State of New York, excluding those provisions relating to conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of the State of New York in respect of all matters arising out of or in connection with this Commitment Agreement. The parties agree that irreparable damage would occur if any of the provisions of this Commitment Agreement were not performed in accordance with their specific terms or were

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otherwise breached. Accordingly, each party will be entitled to an injunction or injunctions to prevent breaches of this Commitment Agreement by the breaching party and to enforce specifically the terms and provisions of this Commitment Agreement, in addition to any other remedy to which such party is entitled at law or in equity. To the fullest extent permitted by law, none of the parties will be liable to any other party for any punitive or exemplary damages of any nature in respect of matters arising out of this Commitment Agreement.

Notwithstanding anything to the contrary in the Mutual Confidential Disclosure Agreement, dated as of November 5, 2015, between the Company and Prudential (the “Company NDA”) and the Non-Disclosure Agreement, dated as of July 11, 2016, between Prudential and the Independent Fiduciary (the “IFID NDA” and, together with the Company NDA, the “NDAs”), each NDA shall continue in full force and effect except that, if the Closing occurs, (a) each NDA shall continue indefinitely and shall not be terminated without the mutual written agreement of (i) the Company and Prudential in the case of the Company NDA and (ii) Prudential and the Independent Fiduciary in the case of the IFID NDA, and (b) with respect to the Company NDA, Prudential will not be required to return or destroy any “Confidential Information” (as defined in the Company NDA) and will not be restricted in its use or disclosure of any “Confidential Information” related to annuitants (or any other payee designated in the Contract), annuity payments under the Contract or ***, received from another party, provided, that, subject to paragraph 4.b, Prudential will use such “Confidential Information” only in compliance with all applicable laws relating to privacy of personally identifying information.

Prudential will comply with all applicable laws and regulations, including those laws relating to privacy, data protection, and the safeguarding of such information, governing the confidential information of any annuitant, contingent annuitant or beneficiary. Prudential will comply in all material respects with any internal written policies relating to the confidential information of any annuitant, contingent annuitant or beneficiary as in effect from time to time.

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IN WITNESS WHEREOF, the Company, Prudential and the Independent Fiduciary have executed this Commitment Agreement as of the date first written above.

WESTROCK COMPANY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: __/s/ John Stakel________________________	By: _____/s/ Margaret G. McDonald_________
Print Name: _John Stakel_____________________	Print Name: ___ Margaret McDonald________
Title: ___SVP and Treasurer__________________	Title: ______SVP, Prudential Retirement______

STATE STREET BANK AND TRUST COMPANY, acting solely in its capacity as Independent Fiduciary of the Plan
By: _______/s/ Denise Sisk______________
Print Name: _Denise Sisk________________
Title: ______Managing Director___________

Commitment Agreement Signature Page

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CONFIDENTIAL TREATMENT REQUESTED BY WESTROCK COMPANY